Exhibit 99.1

CyVera Corporation (a development stage company)

Financial statements for the year ended December 31, 2004 and the period from Inception (October 22, 2003) through December 31, 2003 and 2004 and Report of Independent Auditors

CyVera Corporation
(a development stage company)

Financial Statements

For the year ended December 31, 2004 and the period from
Inception (October 22, 2003) through December 31, 2003 and 2004

Report of Independent Auditors

The Board of Directors and Stockholders
Illumina, Inc.

We have audited the accompanying balance sheets of CyVera Corporation (a development stage company) as of December 31, 2004 and 2003, and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2004, and the period from October 22, 2003 (inception) to December 31, 2003 and 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CyVera Corporation at December 31, 2004 and 2003, and the results of its operations and its cash flows for the year ended December 31, 2004, and the period from October 22, 2003 (inception) to December 31, 2003 and 2004, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring operating losses and has an accumulated deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

February 22, 2005

/s/ Ernst and Young LLP

CyVera Corporation
(a development stage company)
(in thousands, except share and per share amounts)

Balance Sheets

	December 31,
	2004	2003

Assets
Current assets:
Cash and cash equivalents	$1,102	$2,963
Short-term investments	–	1,958
Prepaid expenses and other current assets	69	28

Total current assets	1,171	4,949

Property and equipment, net	383	468
Other assets, net	280	61

Total assets	$1,834	$5,478

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$130	$29
Accounts payable to related party	24	480
Other accrued expenses	158	111
Current portion, notes payable	108	–

Total current liabilities	420	620

Notes payable, net of current portion	182	–

Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value, 10,000,000 shares authorized, 5,000,000 shares issued and outstanding at December 31, 2004 and 2003; liquidation preference of $2,500,000 at December 31, 2004	2,500	2,500
Common stock, $0.001 par value, 10,100,000 shares authorized, 4,009,000 and 4,000,000 shares issued and outstanding at December 31, 2004 and 2003, respectively	4	4
Additional paid-in capital	3,033	3,024
Deferred compensation	(81)	(121)
Accumulated other comprehensive loss	–	(1)
Deficit accumulated during the development stage	(4,224)	(548)

Total stockholders’ equity	1,232	4,858

Total liabilities and stockholders’ equity	$1,834	$5,478

See accompanying notes.

CyVera Corporation
(a development stage company)
(in thousands, except share and per share amounts)

Statements of Operations

		Period from October 22, 2003
	Year ended	(inception) through
	December 31,	December 31,	December 31,
	2004	2003	2004

Operating expenses
Research and development	$2,752	$370	$3,122
General and administrative	1,243	227	1,470

Total operating expenses and loss from operations	3,995	597	4,592

Other income (expense)
Interest income	53	–	53
Interest expense	(14)	–	(14)
Other income	280	49	329

Total other income (expense)	319	49	368

Net loss	$(3,676)	$(548)	$(4,224)

Basic and diluted net loss per share	$(0.92)	$(0.27)

Shares used in computing basic and diluted net loss per share	4,004,500	2,000,000

See accompanying notes.

CyVera Corporation
(a development stage company)

Statements of Stockholders’ Equity

For the period from October 22, 2003 (inception) through December 31, 2004
(in thousands, except share and per share amounts)

							Accumulated	Deficit
							other	accumulated	Total
	Preferred Stock		Common Stock		Additional	Deferred	comprehensive	during	stockholders’
	Shares	Amount	Shares	Amount	paid-in capital	compensation	loss	development stage	equity

Issuance of common stock, at $0.001 per share, to founders for cash on October 22, 2003	–	$–	1,500,000	$1	$–	$–	$–	$–	$1
Issuance of common stock and Series A preferred stock for cash and other asset contributions from related party	5,000,000	2,500	2,500,000	3	2,866	–	–	–	5,369
Deferred compensation related to restriction of founder stock on December 15, 2003	–	–	–	–	158	(158)	–	–	–
Amortization of deferred compensation	–	–	–	–	–	37	–	–	37
Comprehensive loss:
Unrealized loss on short-term investments	–	–	–	–	–	–	(1)	–	(1)
Net loss	–	–	–	–	–	–	–	(548)	(548)

Comprehensive loss									(549)

Balance at December 31, 2003	5,000,000	2,500	4,000,000	4	3,024	(121)	(1)	(548)	4,858
Issuance of warrants on May 25 and September 29, 2004 to purchase common stock, at $0.30 per share, in connection with notes payable	–	–	–	–	2	–	–	–	2
Issuance of stock options on June 15, 2004 (and subsequent exercise) and issuance of common stock on July 14, 2004, at $0.001 per share, to consultants for services	–	–	9,000	–	7	–	–	–	7
Amortization of deferred compensation	–	–	–	–	–	40	–	–	40
Comprehensive loss:
Net realized loss on short-term investments	–	–	–	–	–	–	1	–	1
Net loss	–	–	–	–	–	–	–	(3,676)	(3,676)

Comprehensive loss									(3,675)

Balance at December 31, 2004	5,000,000	$2,500	4,009,000	$4	$3,033	$(81)	$–	$(4,224)	$1,232

See accompanying notes.

CyVera Corporation
(a development stage company)

Statements of Cash Flows
(in thousands)

		Period from	Period from
		October 22,	October 22,
		2003	2003
		(inception)	(inception)
	Year ended	through	through
	December 31,	December 31,	December 31,
	2004	2003	2004

Cash flows from operating activities
Net loss	$(3,676)	$(548)	$(4,224)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation expense	168	–	168
Non-cash stock compensation	49	37	86
Changes in operating assets and liabilities:
Prepaid expenses	(41)	(28)	(69)
Accounts payable	(355)	482	127
Accrued expenses	47	111	158

Net cash (used in) provided by operations	(3,808)	54	(3,754)

Cash flows from investing activities
Purchases of property and equipment, net	(83)	(72)	(155)
Purchases of marketable securities	(6,692)	(1,958)	(8,650)
Maturities and sales of investments in marketable securities	8,651	–	8,651
Other assets	(219)	(61)	(280)

Net cash (used in) provided by investing	1,657	(2,091)	(434)

Cash flows from financing activities
Proceeds from issuance of preferred and common shares to a related party	–	5,000	5,000
Debt borrowings	343		343
Debt repayments	(53)	–	(53)

Net cash provided by financing	290	5,000	5,290

Net increase (decrease) in cash	(1,861)	2,963	1,102
Cash and cash equivalents at beginning of the period	2,963	–	–

Cash and cash equivalents at end of the period	$1,102	$2,963	$1,102

Supplemental information of non-cash activity
Interest paid	$14	$–	$14
Equipment received in CiDRA transaction	$–	$396	$396
Liabilities assumed in CiDRA transaction	$–	$(27)	$(27)

See accompanying notes.

CyVera Corporation
(a development stage company)

Notes to Financial Statements

For the period from October 22, 2003 (inception) through December 31, 2004

1. Formation and Operations of the Company

CyVera Corporation (the “Company” or “CyVera”) was incorporated in Delaware on October 22, 2003 and is a development stage instrumentation company focused on commercializing systems based on a new digital microbead technology platform and optical instrumentation/reader concepts. On December 15, 2003, CiDRA Corporation (“CiDRA”), a related entity (see Note 9), agreed to contribute cash, fixed assets and intellectual property to CyVera. In exchange for this contribution, CyVera issued 5,000,000 shares of its preferred stock and 2,500,000 shares of its common stock to CiDRA. CiDRA then distributed the CyVera preferred stock to its preferred stockholders and the CyVera common stock to its common stockholders.

The Company has incurred substantial operating losses and negative cash flows since inception and has an accumulated deficit of $4,224,000 as of December 31, 2004. The Company has funded its operating losses and development efforts since inception primarily through the issuance of equity securities and debt. The accompanying financial statements have been prepared assuming the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of its liabilities in the normal course of business.

On February 22, 2005, the Company signed a definitive agreement to be acquired by Illumina, Inc. (see Note 10). The Company believes that this transaction will close shortly and therefore there will not be a need to raise additional capital. If this transaction does not close, the Company will need to obtain additional financing to satisfy its debt obligations (see Note 10) and continue its product development efforts and market introduction activities. Without additional financing, the Company will not have enough capital to satisfy its debt obligations and in the event of default could lose title to its tangible and intangible assets and may not be able to continue in business. There can be no assurance that the Company will be able to obtain such additional financing. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

CyVera Corporation
(a development stage company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual amounts could differ from these estimates.

Development Stage

The Company is considered a development stage company, as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises,” because its principal operations have not yet commenced.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturity dates of three months or less as of the purchase date to be cash equivalents. The Company invests excess cash primarily in a money market account at a major banking institution, which is subject to credit and market risk.

Marketable Securities

The Company classifies its entire investment portfolio as available for sale as defined in SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities”. At December 31, 2004, the Company’s entire portfolio was invested in a money market fund which is considered cash and cash equivalents. At December 31, 2003, marketable securities consisted of commercial paper and U.S. government agency obligations.

Securities are carried at fair value with the unrealized gains and losses reported as a separate component of stockholders’ equity. The specific identification method was used to determine cost in computing the unrealized gain or loss. Gross unrealized and realized gains and losses on sales of securities as of and for the year ended December 31, 2004 and the period from Inception (October 22, 2003) through December 31, 2003 and 2004 were not material. The contractual maturity periods for the fixed maturity investments at December 31, 2003 were all due within one year or less.

CyVera Corporation
(a development stage company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Concentration of Risks

Concentration of credit risk exists with respect to cash and cash equivalents and vendors. The Company maintains its cash and cash equivalents and investments with high quality financial institutions. At times, amounts may exceed federally insured deposit limits. In addition, certain critical product components are only available from one source for which the source maintains proprietary rights.

Fair Value of Financial Instruments

Financial instruments, including cash, cash equivalents, accounts payable, accrued expenses, and notes payable are carried at cost, which approximates their fair value because of the short-term maturity of these instruments.

Comprehensive Income (Loss)

Comprehensive income (loss) is defined as changes in equity other than transactions resulting from investments by owners and distributions to owners, specifically unrealized gain/losses.

Fixed Assets

Fixed assets are stated at cost and are depreciated using the straight-line method over 3 years.

The Company periodically reviews the carrying value of its fixed assets to assess recoverability based upon the expectation of undiscounted future cash flows. The Company has not identified any and therefore has not recognized any impairment losses through December 31, 2004.

Research and Development

Research and development costs are expensed as incurred.

Other Income

Other income is comprised of the state tax benefit associated with the Company exchanging its research and development tax credits for cash.

CyVera Corporation
(a development stage company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. A valuation allowance is established against net deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the net deferred tax assets will not be realized.

Loss per Share

Basic earnings per share is calculated by dividing net loss by the weighted average common shares outstanding. Diluted earnings per share is calculated by adjusting weighted average common shares outstanding by assuming conversion of all potentially dilutive shares. In periods of net loss, no effect is given to potentially dilutive securities, since the effect would be antidilutive. No effect has been given to the assumed exercise of common stock options outstanding or the conversion of preferred stock for the year ended December 31, 2004 and the periods from Inception (October 22, 2003) through December 31, 2003 and 2004 since the effect would be antidilutive for all reporting periods.

Segment Reporting

The Company operates in one reportable segment, determined in accordance with SFAS No. 131, “Disclosure about Segments of an Enterprise and Related Information.”

Stock-Based Compensation

SFAS No. 123, “Accounting for Stock-Based Compensation,” prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock option plans. As allowed by SFAS No. 123, the Company has elected to continue to account for stock-based compensation issued to employees using the intrinsic value method in accordance with Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related Interpretations. Under APB 25, compensation expense is computed to the extent that the fair market value of the underlying stock on the date of grant exceeds the exercise price of the employee stock option or stock award. Compensation so computed is then recognized over the vesting period.

CyVera Corporation
(a development stage company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Stock-Based Compensation (continued)

The Company accounts for stock-based compensation issued to non-employees in accordance with SFAS 123 and the consensus in Emerging Issues Task Force (“EITF”) 96-18. These pronouncements require the fair value of equity instruments given as consideration for services rendered to be recognized as a non-cash charge to income over the shorter of the vesting or service period. The equity instruments must be revalued on each subsequent reporting date until performance is complete with a cumulative catch-up adjustment recognized for any changes in their fair value.

The fair value of each option grant is estimated on the date of grant using the Black Scholes option-pricing model from inception through December 31, 2004, with the following assumptions:

	2004	2003
Risk free interest rate	2.79% - 3.93%	3.19% - 3.27%
Expected dividend yield	None	None
Expected life of option	5 years	5 years
Expected volatility	100%	100%

CyVera Corporation
(a development stage company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Stock-Based Compensation (continued)

The following table illustrates the effect on net loss and loss per share had compensation costs for the stock-based compensation plan been determined based on grant date fair values of awards under the provisions of SFAS No. 123, for the periods ended December 31 (in thousands except per share amounts):

		Inception	Inception
		(October 22,	(October 22,
		2003)	2003)
	Year Ended	through	through
	December 31,	December 31,	December 31,
	2004	2003	2004
Net loss, as reported	$(3,676)	$(548)	$(4,224)
Add: Stock-based employee compensation expenses included in reported net loss	40	37	77
Subtract: Total stock-based employee compensation expense determined under fair-value-based method for all awards	(56)	(33)	(89)

Pro forma net loss	$(3,692)	$(544)	$(4,236)

As reported	$(0.92)	$(0.27)

Pro forma	$(0.92)	$(0.27)

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board issued SFAS No. 123(R), “Share-Based Payment”, which is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation”. SFAS No. 123(R) supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and amends SFAS No. 95, “Statement of Cash Flows”. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company beginning January 1, 2006. The Company has not yet completed its evaluation but expects the adoption to have a material effect on its financial statements. However, had the Company adopted SFAS No. 123(R) in prior periods, the impact would have approximated the impact of SFAS 123 as described in the discussion of pro forma net loss above.

CyVera Corporation
(a development stage company)

Notes to Financial Statements (continued)

3. Balance Sheet Details

Property and equipment consist of the following (in thousands):

	December 31,
	2004	2003
Machinery and equipment	$536	$459
Office furniture, fixtures and equipment	15	9

	551	468
Less: accumulated depreciation	(168)	–

	$383	$468

Depreciation expense was $168,000, $0 and $168,000 for the year ended December 31, 2004 and the period from Inception (October 22, 2003) through December 31, 2003 and 2004, respectively.

Other accrued expenses consist of the following (in thousands):

	December 31,
	2004	2003
Accrued legal	$90	$–
Accrued employee benefits	45	77
Other accruals	23	34

	$158	$111

4. Debt

On May 25, 2004, the Company entered into a $258,000, three-year term loan which is collateralized by the all of the Company’s tangible personal property. On September 29, 2004, the Company entered into an $85,000, three-year term loan also collateralized by the Company’s intangible personal property. The annual interest rate on the first and second term loan is 9.33% and 9.12%, respectively at December 31, 2004. Additionally in conjunction with these loans, the Company issued warrants to purchase 8,569 common shares at a price of $0.30 per share. Based on a Black-Scholes calculation, the Company recorded a $2,000 charge in conjunction with the warrants issued. The Company makes equal monthly payments of $10,860 per month through May 1, 2007 and $2,695 per month from June 1, 2007 through September 1, 2007. The terms of these loans require the Company to comply with certain non-financial covenants. The Company is in compliance with such covenants.

CyVera Corporation
(a development stage company)

Notes to Financial Statements (continued)

4. Debt (continued)

Future maturities of long-term debt as of December 31, 2004 are as follows (in thousands):

2005	$108
2006	119
2007	63

$290

5. Capital Structure

Preferred Stock

The Company has authorized 10,000,000 shares and issued 5,000,000 shares of Convertible Series A Voting Preferred Stock (“Preferred Stock”), par value $0.001 per share. Each share of the Series A Preferred Stock has a $0.50 per share liquidation preference in the event of a sale or liquidation of the Company.

On December 15, 2003, CiDRA contributed $5,000,000 in cash and fixed assets with a historical net book value of $396,000. Additionally, CiDRA contributed the intellectual property rights required to commercialize CyVera’s technology and products. In exchange for these contributions, CyVera issued 5,000,000 shares of Preferred Stock and 2,500,000 shares of Common Stock to CiDRA. CiDRA then distributed the CyVera Preferred Stock to its preferred stockholders and distributed the CyVera Common Stock to its common stockholders.

At the option of the preferred stockholders, issued and outstanding preferred stock is convertible 1 for 1 into common stock, subject to adjustment for certain dilutive events and issues. The Preferred Stock will automatically convert into shares of common stock upon the public offering of the Company’s common stock, if a minimum of $20 million is raised and the per-share sale price is equivalent to a pre-money valuation of not less than $50 million on a fully diluted basis. The Preferred Stock has voting rights equivalent to the number of shares of common stock into which it is convertible and also has a liquidation preference over the common stockholders. At December 31, 2004 the Company has reserved 5,000,000 shares of common stock for conversion of the Preferred Stock.

CyVera Corporation
(a development stage company)

Notes to Financial Statements (continued)

5. Capital Structure (continued)

Preferred Stock (continued)

In the event of any voluntary or involuntary liquidation of the Company, the holders of the issued and outstanding preferred stock shall be entitled to receive proceeds equal to the original per-share issuance. Remaining assets, if any, shall be distributed to the preferred and common stockholders on a pro rata basis assuming full conversion of all such preferred stock. An acquisition, merger or consolidation which results in a majority ownership change will be deemed to be a liquidation of the Company, resulting in the redemption of the remaining preferred stockholder interest.

Common Stock

The Company has authorized 10,100,000 shares of common stock, par value $0.001 per share.

On December 15, 2003, in conjunction with the contribution of assets and intellectual property from CiDRA, the CyVera employee founders agreed to a Stock Restriction Agreement. Under the Stock Restriction Agreement, 416,520 common shares sold to founders in October 2003 became subject to a lapsing right of repurchase in the event that the employee’s employment was terminated. As a result, the Company recorded deferred compensation of $158,000 for the difference between the purchase price and $0.285, the deemed fair value on December 15, 2003. The deferred compensation is amortized over the restricted period of 36 months using a straight-line amortization method. The Company has recognized stock compensation expense of $40,000, $37,000 and $77,000 related to the amortization of deferred compensation of such restricted shares for the year ended December 31, 2004 and the periods from Inception (October 22, 2003) through December 31, 2003 and 2004, respectively.

CyVera Corporation
(a development stage company)

Notes to Financial Statements (continued)

5. Capital Structure (continued)

Common Shares Reserved for Issuance

Common shares were reserved for future issuance at December 31, 2004 as follows:

Convertible preferred stock	5,000,000
Common stock warrants outstanding	8,569
Common stock warrants available for grant	91,431
Common stock options outstanding	469,000
Common stock options available for grant	527,000

Total common shares reserved for future issuance	6,096,000

6. Employee Benefit and Stock Option Plans

Stock Option Plan

The Company’s Board of Directors has adopted the 2003 Stock Plan (the “Plan”). The Company has reserved a total of 1,000,000 shares of common stock for issuance under the Plan. The Plan provides for the grants of non-qualified and incentive stock options, restricted stock awards and other stock-based awards to its employees, officers, directors, consultants and advisors. As determined by the Compensation Committee of the Board of Directors, options are generally granted at the fair market value of the common stock at the time of grant. However, pursuant to the terms of the Plan, the exercise price for each incentive stock option shall not be less than the fair market value of the common stock at the time the incentive stock option is granted. Options generally vest ratably over three or four years and expire ten years from the date of grant.

CyVera Corporation
(a development stage company)

Notes to Financial Statements (continued)

6. Employee Benefit and Stock Option Plans (continued)

Stock Option Plan (continued)

A summary of stock option activity from Inception (October 22, 2003) through December 31, 2004 under the Plan is as follows (in thousands, except per share amounts):

		Weight
		Average
	Number of	Exercise
	Shares	Price
Outstanding at Inception	–	$–
Granted	256	0.285

Outstanding at December 31, 2003	256	0.285
Granted	217	0.270
Exercised	(4)	0.001

	469	$0.285

The weighted average grant date fair value of options granted from the period from October 22, 2003 (inception) through December 31, 2004 was $0.235. The weighted average remaining contractual life of the outstanding options was 9 years and 9.9 years as of December 31, 2004 and 2003, respectively. The number of options exercisable were 100,700 and 0 as of December 31, 2004 and 2003, respectively.

401(k) Plan

In 2004, the Company established a 401(k) plan covering substantially all of its employees, subject to certain eligibility requirements. Participants have the option of contributing up to 60% of their annual compensation, however total employee contributions for fiscal year 2004 were capped at $14,000. Currently, the Company does not offer a match.

7. Commitments

     The Company leases from CiDRA a facility and certain office equipment under operating leases with varying terms, renewal options and expiration dates. The current facility lease is set to expire on April 30, 2005, however the Company intends to renew the facility lease through April 30, 2008.

CyVera Corporation
(a development stage company)

Notes to Financial Statements (continued)

7. Commitments (continued)

Rent expense was $138,000, $24,000 and $162,000 for the year ended December 31, 2004 and the period from Inception (October 22, 2003) through December 31, 2003 and 2004, respectively.

8. Income Taxes

The composition of the Company’s deferred tax assets are summarized as follows (in thousands):

	December 31,
	2004	2003
Net operating losses carryforwards	$1,610	$201
Research and development credit carryforwards	128	23
Other	47	25

Total deferred tax assets	1,785	249
Valuation allowance for deferred tax assets	(1,785)	(249)

Net deferred tax assets	$–	$–

The Company’s effective income tax rate differed from the Federal statutory rate as follows:

	December 31,
	2004	2003
Federal statutory rate	(34)%	(34)%
Deferred state taxes, net of federal benefit	(5)%	(5)%
Valuation allowance	39%	39%

	0%	0%

At December 31, 2004 and 2003, the Company had approximately $4,100,000 and $500,000, respectively of federal and state net operating loss carryforwards that begin to expire in the year of 2023, unless previously utilized.

The amount of the net operating loss and research and development tax credit carryforwards that may be utilized annually to offset future taxable income and tax liability may be limited as a result of certain ownership changes (see Note 10) pursuant to Section 382 of the Internal Revenue Code.

CyVera Corporation
(a development stage company)

Notes to Financial Statements (continued)

9. Related Parties

Certain stockholders of CiDRA are also stockholders of CyVera. During the year ended December 31, 2004, the Company entered into several transactions with CiDRA. The Company entered into a sublease with CiDRA which provides for monthly rental payments of $11,200 through April 30, 2005. Additionally the Company entered into service agreements with CiDRA which totaled $162,000, $36,000 and $198,000 for the year ended December 31, 2004 and the period from Inception (October 22, 2003) through December 31, 2003 and 2004, respectively. CyVera had outstanding payables to CiDRA of $24,000 and $480,000 as of December 31, 2004 and 2003, respectively.

10. Subsequent Events

On February 22, 2005, Illumina, Inc. (“Illumina”), Semaphore Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Illumina (“Merger Sub”) and CyVera entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into CyVera, with CyVera continuing as the surviving corporation and a wholly-owned subsidiary of Illumina (the “Merger”).

Under the terms of the Merger Agreement, in exchange for all outstanding shares of CyVera capital stock, Illumina will issue that number of shares of its common stock, par value $0.01 per share, equal to $17.5 million less transaction expenses and certain assumed liabilities that will be paid in cash. Illumina will assume all outstanding stock options held by CyVera employees. The number of shares of Illumina common stock issuable in exchange for the outstanding equity of CyVera will be based on the average closing price of Illumina common stock as quoted on the NASDAQ National Market for the ten consecutive trading days preceding the effective time of the Merger; provided, however, that such share price will not be less than $9.1809 nor more than $11.2211 per share. In addition, the Merger Agreement provides that shares of Illumina common stock with a value of approximately $2.5 million will be held in escrow for a 12-month period following the closing of the Merger to satisfy possible indemnification claims made by Illumina.

CyVera Corporation
(a development stage company)

Notes to Financial Statements (continued)

10. Subsequent Events (continued)

In conjunction with the contemplation of the Merger, Illumina and CyVera entered into a Loan and Security Agreement (“Loan Agreement”) to borrow up to a maximum of $700,000. As of February 22, 2005, under the terms of this agreement, CyVera has borrowed $700,000 to sustain operations. If any portion of the loan is not repaid immediately prior to the closing of the Merger then such amounts will be deducted from the merger consideration. The loan is collateralized with a secondary lien on all tangible assets and a primary lien against all intangible assets.